UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.   20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 22, 2006

GLACIER BANCORP, INC.
(Exact name of registrant as specified in its charter)

Montana
(State or other jurisdiction of incorporation)

000-18911	81-0519541
(Commission File Number)	(IRS Employer Identification No.)

49 Commons Loop
Kalispell, Montana 59901
(Address of principal executive offices)  (zip code)

Registrant’s telephone number, including area code: (406) 756-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 5.02  Departure of Director or Principal Officers, Election of Directors; Appointment of Principal Officers

On November 21, 2006, we issued a press release announcing the retirement of James H. Strosahl, the executive vice president and chief financial officer of Glacier Bancorp, Inc. and naming Ron J. Copher as Mr. Strosahl’s successor.  Mr. Copher will serve in the capacity of senior vice president during his transition to chief financial officer, effective upon the earlier of Mr. Strosahl’s retirement or March 31, 2007.

In connection with Mr. Copher’s employment, on December 22, 2006, we entered into an Employment Agreement with Mr. Copher, the material terms of which were contained in a letter agreement and disclosed in a prior Form 8-K.  Mr. Copher’s employment agreement provides for an annual salary (currently $190,000.00), with subsequent increases subject to the Boards’ review of Mr. Copher’s compensation and performance.  Incentive compensation is to be determined by the Board, and any bonus will be payable not later than January 31 of the year following the year in which the bonus is earned.  If Mr. Copher’s employment is terminated by the Company without cause (as defined) or by Mr. Copher for good reason (as defined) during the term of the agreement, Mr. Copher will receive, for the remainder of the term, the salary and other benefits he would have been entitled to if his employment has not terminated.  Mr. Copher is prohibited from competing with the Company or its subsidiaries during the term of the agreement and for a two-year period following his termination of employment.

If Mr. Copher’s employment is terminated by the Company within two years following a change of control (as defined), or in some circumstances following the announcement of a change of control that subsequently occurs, other than for cause, the agreement provides that Mr. Copher will be entitled to receive an amount equal to 2 times his then current annual salary, payable in 24 monthly installments, plus continued employment benefits for 2 years following termination.  This amount (2 times annual salary plus continuation of benefits) would also be payable if Mr. Copher terminates his employment within two years of a change of control.  The agreement provides that the payments to be received by Mr. Copher will be limited to less than the amount that would cause them to be an “excess parachute payment” within the meaning of Section 280G(b)(2)(A) of the Internal Revenue Code.  In addition, the payments and benefits to be received by Mr. Copher will be reduced by any compensation that he receives from the Company or its successor following a change in control.

A copy of Mr. Copher’s employment agreement is attached as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Item 9.01  Financial Statements and Exhibits

(a)	Financial Statements: None

(b)	Pro Forma Financial Information: None

(c)	Shell Company Transactions. None

(d)	Exhibits.

99.1 Employment Agreement of Ron J. Copher dated December 22, 2006.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2006	GLACIER BANCORP, INC.

	By:	Michael J. Blodnick

President and Chief Executive Officer